UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2010
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia, Canada V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)
(877) 848-3866
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Item 3.03 below is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     On April 22, 2010, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”), with the unanimous recommendation of the Special Committee of the Board, amended and restated the Shareholder Rights Plan Agreement, dated as of March 12, 2010 (the “Rights Plan”), to change the vote required to confirm such Agreement from a majority of the votes cast by Independent Shareholders (as defined therein) to a majority of the votes cast by holders of Voting Shares (as defined therein), in each case, present or represented by proxy at the Special Meeting, and to make certain other conforming changes.
     The above description is only a summary of the amendments to the Rights Plan, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire amended and restated Rights Plan, which has been filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. Such exhibit has been marked to reflect the changes from the original Rights Plan by underlining inserted text and striking through deleted text.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits. The following exhibits are filed as part of this report:

4.1	Amended and Restated Shareholder Rights Plan Agreement, dated as of March 12, 2010, as amended and restated as of April 22, 2010, between Lions Gate Entertainment Corp. and CIBC Mellon Trust Company.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 23, 2010

LIONS GATE ENTERTAINMENT CORP.
By:	/s/ James Keegan
	Name:	James Keegan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Shareholder Rights Plan Agreement, dated as of March 12, 2010, as amended and restated as of April 22, 2010, between Lions Gate Entertainment Corp. and CIBC Mellon Trust Company.

4